As filed with the Securities and Exchange Commission on July 5, 2001

Registration No. 33-22970

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________

PepsiCo, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	13-1584302
(State of Incorporation)	(I.R.S. No.)

Purchase, New York 10577
(Address of principal executive offices, including zip code)

__________

Director Stock Plan
(Full title of the Plan)

__________

Lawrence F. Dickie, Esq.
Vice President, Associate General Counsel and Assistant Secretary
PepsiCo, Inc.
Purchase, New York 10577
(Name and address of agent for service)

(914) 253-2950
(Telephone number, including area code, of agent for service)

EXPLANATION STATEMENT

        This Post-Effective Amendment No. 5 to Registration Statement No. 33-22970 contains the form of reoffer prospectus to be used by certain non-employee directors of PepsiCo, Inc. in order to permit such persons to sell or otherwise dispose of securities received as grants under, or as a result of the exercise of stock options granted under, the PepsiCo, Inc. Director Stock Plan.

PROSPECTUS

__________

PepsiCo, Inc.

__________

DIRECTOR STOCK PLAN

__________

        This Prospectus relates to an aggregate of 600,000 shares of Capital Stock, par value 1-2/3 cents per share ("Capital Stock"), of PepsiCo, Inc. ("PepsiCo"), issued, or which may be issued from time to time, to those members of PepsiCo's Board of Directors who are not also employees of PepsiCo, pursuant to PepsiCo's Director Stock Plan (the "Plan").

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by PepsiCo. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

__________

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

October 1, 2000

DESCRIPTION OF THE PLAN

Purposes

        The principal purposes of the Plan are to provide compensation to those members of PepsiCo's Board of Directors who are not also employees of PepsiCo, to assist PepsiCo in attracting and retaining outside directors with experience and ability on a basis competitive with industry practices, and to associate more fully the interests of such directors with those of PepsiCo's shareholders.

Administration

        The Plan is administered and interpreted by the Directors of PepsiCo who are also employed by PepsiCo ("Employee Directors"). The Employee Directors are not eligible to participate in the Plan, but do participate in other PepsiCo benefit and compensation plans. Each Employee Director serves as a Director at the pleasure of the shareholders of PepsiCo and as an employee at the pleasure of the Board of Directors, all in accordance with the By-Laws of PepsiCo.

        The Employee Directors have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Employee Directors deem necessary or advisable. The Employee Directors' interpretations of the Plan, and all actions taken and determinations made by the Employee Directors pursuant to the powers vested in them hereunder, will be conclusive and binding on all parties concerned, including PepsiCo, its directors and shareholders and any employee of PepsiCo. The costs and expenses of administering the Plan will be borne by PepsiCo and not charged against any award or to any participant.

        Additional information about the Plan and its administrators may be obtained from PepsiCo, Inc., Purchase, New York 10577, Attention: Vice President, Compensation and Benefits, telephone number (914) 253-3862.

Eligibility

        Directors of PepsiCo who are not employees of PepsiCo ("Non-Employee Directors") are eligible to participate in the Plan.

Awards

        Under the Plan, Non-Employee Directors shall receive (i) an annual grant of options (the "Option Grant") to purchase shares of PepsiCo Capital Stock ("Options") at a fixed price (the "Exercise Price") and (ii) a retainer fee (the "Retainer Award"). Awards shall be made annually on October 1 of each year or on such other date as is determined by the Employee Directors. The shares granted or delivered under the Plan may be newly issued shares of Capital Stock or treasury shares.

        The number of Options to be included in the Option Grant shall be determined by dividing $180,000 by the Fair Market Value (as defined below) of a share of PepsiCo Capital Stock on the grant date, or if such day is not a trading day on the New York Stock Exchange, on the immediately preceding trading day. "Fair Market Value" shall mean the average of the high and low per share sale price for PepsiCo Capital Stock on the composite tape for securities listed on the New York Stock Exchange for the day in question.

        Options vest and become immediately exercisable on the grant date and, unless the Employee Directors specifically determine otherwise, are not assignable or transferable except by will or the laws of descent and distribution. Each Option has an Exercise Price equal to the Fair Market Value of PepsiCo Capital Stock on the grant date, and a term of ten years, provided, however, in the event the holder thereof ceases to be a director of PepsiCo, or its successor, for a reason other than death, disability or retirement, such Options immediately terminate and expire. Each Option is also evidenced by a written agreement setting forth its terms.

        With respect to the Retainer Award, participants may elect to receive their $100,000 Retainer Award in the form of cash, shares of PepsiCo Capital Stock or options to purchase shares of PepsiCo Capital Stock at an exchange rate of $3 in face value of options for each $1 of the Retainer Award.

        The number and kind of shares of PepsiCo Capital Stock issuable under the Plan, or which may be awarded to any participant, may be adjusted proportionately by the Employee Directors to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, spinoffs, exchanges of shares or other similar corporate changes.

        PepsiCo does not plan to give regular reports to participants regarding their grants under the Plan.

Exercise of Options

        No payment of any amounts will be made by participants in the Plan to PepsiCo in connection with the grant or payout of any awards other than payments made in connection with the exercise of stock options.

        Options may be exercised in two ways: by following the Standard Exercise Procedure or the Cashless Exercise Procedure. From time to time the Employee Directors may change or establish additional procedures relating to Option Exercises.

        Under the Standard Exercise Procedure, a participant may exercise Options by paying the Exercise Price and any taxes required at exercise from his or her own funds. A certificate representing the shares of Capital Stock that a participant purchased will be delivered to the participant shortly after the exercise price and the applicable taxes have been paid.

        Under the Cashless Exercise Procedure, a participant exercises Options by buying shares at the Exercise Price and at the same time selling some or all of these shares on the open market at the market price. The proceeds from selling the shares are used to pay the exercise costs, which include the Exercise Price, applicable taxes and transaction costs (SEC fees and brokerage commissions -presently estimated at $0.05 per share sold). Proceeds remaining after payment of the exercise costs are delivered to the participant in cash or stock, as specified by the participant.

        There are two ways to implement a Cashless Exercise. A participant may exercise his or her Options and sell shares immediately--A Market Order; or he or she can place an order to exercise and sell when PepsiCo's Capital Stock reaches a specified price--a Limit Order or Specified Price Order. With the Specified Price method, an exercise order is considered "Good `Til Canceled" and will stay in effect until a participant cancels or changes that order in writing. Specified Price orders may be partially executed. If this happens, transaction costs will be calculated separately for each transaction.

        To exercise an Option, a participant must give notice to PepsiCo by completing, signing and submitting the appropriate forms specifying the number of shares of Capital Stock the participant intends to purchase and identifying the specific Options being exercised. Forms can be obtained from the Compensation Department, PepsiCo, Inc., Purchase, New York 10577 or by calling (914) 253-3400. Standard Exercise forms must be accompanied by payment to be effective. Cashless Exercise forms may be faxed to (914) 253-2667.

        The market price of PepsiCo Capital Stock is subject to daily fluctuations. Holders of Options under the Plan are urged to obtain current quotations in connection with any exercise.

Effect of Death, Disability, Retirement or Termination on New Awards

        In the event of the death, disability or retirement of a participant prior to the granting of an award in respect of the fiscal year in which such event occurred, an award may, in the discretion of a majority of the Employee Directors, be granted in respect of such fiscal year to the retired or disabled participant or his or her estate. If any participant ceases to be a director for any reason other than death, disability or retirement, his or her rights to any award in respect of the fiscal year during which such cessation occurred will terminate unless the Employee Directors determine otherwise.

Effect of Death, Disability, Retirement or Termination on Outstanding Awards

        No Option may be exercised after a participant ceases to be a director of PepsiCo, except that: (a) if such cessation occurs by reason of death, the Options then held by a participant may be exercised by his or her designated beneficiary (or, if none, his or her legal representative) until the expiration of such Options in accordance with the terms hereof; (b) if such cessation occurs by reason of a participant becoming Totally Disabled (as defined below), the Options then held by the participant may be exercised by him or her until the expiration of such Options in accordance with the terms hereof; (c) if such cessation occurs by reason of Retirement (as defined below), the Options then held by a participant may be exercised by him or her until the expiration of such Options in accordance with the terms hereof; and (d) if such cessation is voluntary or results from action taken by PepsiCo or its shareholders, the Options then held by a participant shall terminate on the date he or she ceases to be a director, and may not be exercised on or after such date of termination.

        "Totally Disabled" shall have the meaning set forth in the long term disability program of PepsiCo. "Retirement" shall have the meaning determined by the Employee Directors in their sole discretion.

Withholding Taxes

        PepsiCo has the right to require the payment (through withholding from the participant's retainer or otherwise) of any withholding taxes required by federal, state, local or foreign law in respect of any award.

Resale Restrictions, Assignment and Transfer

        No rights to receive awards under the Plan are assignable or transferable by a participant except by will or the laws of descent and distribution.

        Once granted, the shares of Capital Stock received by Plan participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to restrictions imposed by the Securities Act of 1933, as amended, and subject to the reporting and profit recapture provisions imposed by Section 16 of the Securities Exchange Act of 1934.

Funding

        The Plan is unfunded. PepsiCo is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

Duration, Amendments and Terminations

        The maximum number of shares to be issued under the Plan is 600,000 (which number has been adjusted to reflect PepsiCo's three-for-one stock split for shareholders of record on August 10, 1990, and a two-for-one stock split for shareholders of record on May 10, 1996). The Employee Directors may terminate or amend the Plan at any time in whole or in part, provided, however, that no such action will adversely affect any rights or obligations with respect to any awards granted under the Plan. The Plan will continue until terminated.

TAXES AND ERISA

        Participants under the Plan are subject to the profit-recapture restrictions of Section 16(b) of the Securities Exchange Act of 1934. Under the Internal Revenue Code of 1986, as amended, generally a participant who receives shares of PepsiCo Capital Stock under the Plan will realize ordinary taxable income equal to the fair market value of the shares at the time such restrictions no longer apply. A participant may, however, make an election within 30 days of receipt of such shares to include in income the fair market value of such shares on the date received.

        The Plan is not subject to or qualifiable under Section 401 of the Internal Revenue Code of 1986, as amended. The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the regulations thereunder as currently in effect.

DOCUMENTS INCORPORATED BY REFERENCE

        PepsiCo files annual, quarterly and other reports and proxy statements with the Securities and Exchange Commission. This information, which is specifically identified in the registration statement filed with the Commission to register the PepsiCo Capital Stock to be offered under the Plan, is incorporated in this Prospectus by reference. PepsiCo will furnish without charge, upon written or oral request, a copy of any or all documents incorporated herein by reference. Requests should be directed to PepsiCo, Inc., Purchase, New York 10577, Attention: Manager of Shareholder Relations, Telephone Number (914) 253-3055.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

        The information listed below, which has been filed by PepsiCo, Inc. ("PepsiCo") with the Securities and Exchange Commission (the "Commission"), is specifically incorporated herein by reference:

(a)	PepsiCo's Annual Report on Form 10-K for its fiscal year ended December 30, 2000;
(b)	PepsiCo's Quarterly Report on Form 10-Q for the twelve weeks ended March 24, 2001;
(c)	PepsiCo's Current Report on Form 8-K dated January 8, 2001;
(d)	PepsiCo's Current Report on Form 8-K dated February 5, 2001;
(e)	PepsiCo's Current Report on Form 8-K dated February 8, 2001;
(f)	PepsiCo's Current Report on Form 8-K dated March 5, 2001;
(g)	PepsiCo's Current Report on Form 8-K dated March 27, 2001;
(h)	PepsiCo's Current Report on Form 8-K dated April 10, 2001;
(i)	PepsiCo's Current Report on Form 8-K dated April 16, 2001;
(j)	PepsiCo's Current Report on Form 8-K dated April 23, 2001;
(k)	PepsiCo's Current Report on Form 8-K dated April 26, 2001; and
(l)	PepsiCo's Current Report on Form 8-K dated May 4, 2001.

        All documents filed by PepsiCo pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment indicating the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

        PepsiCo will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be addressed to PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577, Attention: Manager of Shareholder Relations, 914.253.3055.

Item 4.	Not Applicable
Item 5.	Interests of Named Experts and Counsel

        Legal Opinion

        Lawrence F. Dickie, Esq., Vice President, Associate General Counsel and Assistant Secretary of PepsiCo, has rendered an opinion stating that the shares of PepsiCo Capital Stock registered by Registration Statement No. 33-22970, will, when issued pursuant to the Plan, be duly and validly issued, fully paid and nonassessable. Mr. Dickie is a full-time employee of PepsiCo and beneficially owns certain PepsiCo securities, including PepsiCo Capital Stock and options to purchase PepsiCo Capital Stock.

Item 6.	Indemnification of Directors and Officers

        (i)     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act provide as follows:

        § 55-8-50.  Policy statement and definitions.

                (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

                (b) Definitions in this Part:

                        (1) 'Corporation' includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

                        (2) 'Director' means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. ‘Director’ includes, unless the context requires otherwise, the estate or personal representative of a director.

                        (3) 'Expenses' means expenses of every kind incurred in defending a proceeding, including counsel fees.

                        (4) 'Liability' means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                        (4a) 'Officer', 'employee' or 'agent' includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

                        (5) 'Official capacity' means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. ‘Official capacity’ does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                        (6) 'Party' includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                        (7) 'Proceeding' means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

        Section 55-8-51. Authority to indemnify.

                (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                        (1) He conducted himself in good faith; and

                        (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

                        (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

                (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

                (d) A corporation may not indemnify a director under this section:

                        (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                        (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

                (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

                (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

        Section 55-8-52. Mandatory indemnification.

                Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Section 55-8-53. Advance for expenses.

                Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

        Section 55-8-54. Court-ordered indemnification.

                Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

                        (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

                        (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

        Section 55-8-55. Determination and authorization of indemnification.

                (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

                (b) The determination shall be made:

                        (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                        (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                        (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

                        (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

        Section 55-8-56. Indemnification of officers, employees, and agents.

                Unless a corporation's articles of incorporation provide otherwise:

                        (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

                        (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

                        (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        Section 55-8-57. Additional indemnification and insurance.

                (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

                (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

                (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

        Section 55-8-58. Application of Part.

                (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

                (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

                (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990."

        (ii) Section 3.7 of Article III of the By-Laws of PepsiCo, Inc. provides as follows: Unless the Board of Directors shall determine otherwise, the Corporation shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such indemnification may, in the discretion of the Board, include advances of a director's, officer's or employee's expenses prior to final disposition of such action, suit or proceeding. The right of indemnification provided for in this Section 3.7 shall not exclude any rights to which such persons may otherwise be entitled by contract or as a matter of law.

        (iii) Officers and directors of PepsiCo, Inc. are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

        (iv) PepsiCo, Inc. has entered into indemnification agreements with its directors whereby (with certain exceptions) PepsiCo, Inc. will, in general, indemnify directors, to the extent permitted by law, against liabilities, costs or expenses arising out of his or her status as a director by reason of anything done or not done as a director.

Item 8.	Exhibits

        The Index to Exhibits is incorporated herein by reference.

Item 9.	Undertakings

        (a) The undersigned registrant hereby undertakes:

        (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement No. 33-22970 to be signed on its behalf by the undersigned, thereunto duly authorized, in Purchase, New York, on the 5th day of July, 2001.

PepsiCo, Inc.
By: /s/ LAWRENCE F. DICKIE Lawrence F. Dickie Vice President, Associate General Counsel and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Steven S Reinemund * (Steven S Reinemund)	Chairman of the Board and Chief Executive Officer and Director	July 5, 2001
Roger A. Enrico * (Roger A. Enrico)	Vice Chairman of the Board and Director	July 5, 2001
Indra K. Nooyi * (Indra K. Nooyi)	President, Chief Financial Officer and Director	July 5, 2001
Peter A. Bridgman * (Peter A. Bridgman)	Senior Vice President and Controller (Chief Accounting Officer)	July 5, 2001
John F. Akers * (John F. Akers)	Director	July 5, 2001
Robert E. Allen * (Robert E. Allen)	Director	July 5, 2001
Peter A. Foy * (Peter A. Foy)	Director	July 5, 2001
Ray L. Hunt * (Ray L. Hunt)	Director	July 5, 2001
Arthur C. Martinez * (Arthur C. Martinez)	Director	July 5, 2001
John J. Murphy * (John J. Murphy)	Director	July 5, 2001
Franklin D. Raines * (Franklin D. Raines)	Director	July 5, 2001
Sharon Percy Rockefeller * (Sharon Percy Rockefeller)	Director	July 5, 2001
Franklin A. Thomas * (Franklin A. Thomas)	Director	July 5, 2001
Cynthia M. Trudell * (Cynthia M. Trudell)	Director	July 5, 2001
Solomon D. Trujillo * (Solomon D. Trujillo)	Director	July 5, 2001
*By /s/ LAWRENCE F. DICKIE (Lawrence F. Dickie) Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Restated Articles of Incorporation of PepsiCo, Inc. filed as Exhibit 3(i) to PepsiCo, Inc.'s Quarterly Report on Form 10-Q for the twelve and twenty-four week period ended June 15, 1996, is incorporated herein by reference

4.2	By-Laws of PepsiCo, Inc., as amended to May 2, 2001
4.3	Director Stock Plan
5	Opinion and consent of Lawrence F. Dickie, Esq., Vice President, Associate General Counsel and Assistant Secretary of PepsiCo, Inc.
15	Letter from KPMG LLP regarding unaudited financial information
23.1	Consent of KPMG LLP
23.2	The consent of Lawrence F. Dickie, Esq. is contained in his opinion filed as Exhibit 5 to this Post-Effective Amendment No. 5 to Registration Statement No. 33-22970
24.1	Power of Attorney of PepsiCo, Inc. and certain of its officers and directors, filed as Exhibit 24 to PepsiCo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 30, 2000, is incorporated herein by reference

24.2	Power of Attorney of Peter A. Bridgman, Senior Vice President and Controller (Chief Accounting Officer) of PepsiCo, Inc., filed as Exhibit 24.4 to Registration Statement No. 333-56524, is incorporated herein by reference